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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (Date of earliest event reported)     October 28, 1998
                                                ---------------------------


                         COMMISSION FILE NUMBER 0-10966



                       NATIONAL TRANSACTION NETWORK, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                                     No. 75-1535237
---------------------------------                        ----------------------
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification Number)



                                 117 Flanders Road
                             Westborough, Massachusetts                01581
                       ----------------------------------------      ----------
                       (Address of principal executive offices)      (Zip Code)

                                 (508) 870-3200
                                 --------------
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

National Transaction Network, Inc. ("NTN") is hereby reporting its results for the third quarter of 1998. Revenue and earnings for the three months ended September 30, 1998 were $1,397,025 and a loss of $982,969 respectively, compared to $1,398,147 and a loss of $78,653 respectively, for the three months ended September 30, 1997. For the nine months ended September 30, 1998, revenue and earnings were $4,046,506 and a loss of $1,483,440 respectively, compared to revenue and earnings of $3,560,713 and a loss of $453,217 respectively, for the nine months ended September 30, 1997.

Earnings per share results for the quarter and nine months ended September 30, 1998 were a loss of $.30 and a loss of $.45 respectively, compared to earnings per share results for the quarter and nine months ended September 30, 1997 of a loss of $.02 and a loss of $.14 respectively.

The increase in revenue for the nine months ended September 30, 1998 as compared to the same period a year earlier was the result of one customer's decision to replace its lane equipment in the first three quarters of 1998. The significant component of the operating loss in the quarter and nine months ended September 30, 1998 was the write-off of the PINnacle NT capitalized software development costs.

In June 1998, International Verifact Inc., NTN's parent company, and Checkmate Electronics, Inc. merged to form IVI Checkmate Corp., the third largest electronic payment solutions provider in North America. IVI Checkmate Corp. acquired Plourde Computing Services, Inc. ("Plourde"), an independent software vendor, on September 29, 1998. Plourde's product is a Windows/NT based application which has reached market acceptance. Since the NTN's PINnacle NT product is still in field testing and was made redundant by the Plourde acquisition, the capitalized development costs for the PINnacle NT product were written off in the quarter ended September 30, 1998.

These costs had been previously capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." It is NTN's policy to capitalize costs relating to the development of its products once technological feasibility has been achieved until the products are available for general release to customers, provided that the recoverability of such costs is reasonably assured through expected sales revenue less related selling expenses. Management has determined that the costs capitalized for the PINnacle NT project, totaling approximately $670,000, are not recoverable since the product has been made redundant with the Plourde acquisition and further development on the Pinnacle NT project has been canceled. Accordingly, NTN has written off the capitalized software costs and will be redirecting its resources toward the already developed Plourde Windows/NT platform product, acquired by IVI Checkmate Corp. as mentioned above, as part of its complete payment solution with the Mainsail switch.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     NATIONAL TRANSACTION NETWORK, INC.







DATE: October 28, 1998,              By /s/John J. Neubert
                                       -------------------------------
                                       John J. Neubert, Executive Vice
                                       President and Chief Financial
                                       Officer
                                       (Principal Financial and
                                       Accounting Officer)